Exhibit 99(a)

Windstream reports third-quarter results
Completed acquisition of Broadview Networks
Launched proprietary SD-WAN Concierge and OfficeSuite® products across footprint
Expanded enterprise contribution margins
Improved broadband subscriber trends sequentially
Grew ILEC Consumer ARPU for 11th consecutive quarter

Release date: Nov. 9, 2017

LITTLE ROCK, Ark. - Windstream Holdings, Inc. (NASDAQ: WIN), a leading provider of advanced network communications and technology solutions, today reported third-quarter results.

“Our overall strategy continues to deliver solid results,” said Tony Thomas, president and chief executive officer of Windstream. “We continue to see growing demand for our SD-WAN service, which represented 19 percent of total enterprise sales in the quarter. Strategic enterprise sales, which include SD-WAN, Unified Communications as a Service and on-net sales, accounted for 36 percent of total enterprise sales in the quarter. We also continue to deliver faster broadband speeds to more consumers and small businesses, which led to improved broadband subscriber trends sequentially.”

During the quarter, Windstream completed its acquisition of Broadview Networks Holdings, Inc. The company now offers Broadview’s innovative and award-winning unified communications solution, OfficeSuite, along with Windstream’s proprietary SD-WAN Concierge service across its entire footprint.

Windstream also announced it is adopting a new business unit structure and combining its operations into two distinct units: Cloud & Connectivity and Consumer & SMB. The company is consolidating the Enterprise, CLEC C/SMB and Wholesale segments into the Cloud & Connectivity business unit.

“This change will enable us to accelerate our path to revenue growth, improve the customer experience and simplify our company,” Thomas said. “These changes are based on the basic tenet that organizational structure should be nimble and follow the vision and strategy. The anchor of our vision is based on the customer experience - that is not changing.

“The Cloud & Connectivity business unit will enable us to leverage disruptive technologies in our product solutions, such as SD-WAN and OfficeSuite, as well as broader SDN-based products, to differentiate ourselves in the marketplace. Having three different organizations doing that was no longer optimal. These solutions combined with a best-in-class customer experience will accelerate our transformation from a telecom reseller to a cloud application and connectivity provider.

“Additionally, as a result of our significant network investment over the past three years, we are transforming our ILEC Consumer & SMB business unit from a phone and internet provider to a premium broadband and entertainment provider,” Thomas continued. “Our suite of premium internet and business solutions, which we are rebranding under the name Kinetic by Windstream, now are available to more than 50 percent of the households and small businesses across our 18-state local footprint.”

The Cloud & Connectivity business unit will be led by Layne Levine. The Consumer & SMB business unit will be led by Jeff Small.

Results under GAAP

Total revenues and sales were $1.50 billion and total service revenues were $1.47 billion in the third quarter, an increase of 11 percent and 12 percent respectively year-over-year. Operating income was $43 million compared to $129 million in the same period a year ago. The company reported a net loss of $102 million, or a loss of 55 cents per share, compared to a net loss of $66 million, or a loss of 72 cents per share, a year ago.

Windstream incurred during the quarter approximately $3 million in expenses related to damages to certain of its property and restoration of communications services as a result of Hurricanes Harvey and Irma.

ILEC consumer and small business service revenues were $381 million, a decrease of 4 percent from the same period a year ago, and contribution margin was $201 million compared to $205 million year-over-year.

Wholesale service revenues were $173 million, an increase of 11 percent year-over-year, and contribution margin was $114 million essentially unchanged from the same period a year ago.

Enterprise service revenues were $554 million, a 12 percent increase from the same period a year ago, and contribution margin was $106 million compared to $90 million year-over-year.

CLEC consumer and small business service revenues were $225 million, a 90 percent increase year-over-year, and contribution margin was $77 million compared to $37 million in the same period a year ago.

Note: 2016 results exclude EarthLink and Broadview operations. 2017 results include EarthLink operations from Feb. 27, 2017, to Sept. 30, 2017, and Broadview operations from July 28, 2017, to Sept. 30, 2017.

Adjusted Results of Operations

Adjusted revenues and sales were $1.50 billion and adjusted service revenues were $1.47 billion compared to $1.59 billion and $1.56 billion respectively year-over-year.

Adjusted OIBDAR was $490 million, a decrease of 5 percent from the same period a year ago.

Adjusted capital expenditures were $205 million in the quarter, a decrease of 4 percent year-over-year.

ILEC consumer and small business service revenues were $381 million, a decrease of 4 percent from the same period a year ago, and contribution margin was $201 million or 53 percent for the quarter. ILEC consumer service revenues were $303 million, a decrease of 3 percent year-over-year. ILEC consumer average revenue per household increased for the 11th quarter in a row. Consumer broadband units decreased by approximately 8,400 during the quarter, a strong improvement from a loss of approximately 22,000 customers during the second quarter.

Wholesale service revenues were $173 million, a decrease of 8 percent year-over-year, and contribution margin was $114 million or 66 percent for the quarter.

Enterprise service revenues were $554 million, a decrease of 7 percent from the same period a year ago, and contribution margin was $106 million or 19 percent for the quarter.

CLEC consumer and small business service revenues were $225 million, an increase of 2 percent year-over-year, and contribution margin was $77 million, or 34 percent for the quarter.

Note: Adjusted results of operations are based on the combined historical financial information of Windstream and EarthLink and assume the merger was completed on Jan. 1, 2016. Operating results for Broadview are included beginning on July 28, 2017, the date of acquisition. A reconciliation of adjusted results to the comparable GAAP measures is included in the financial information presented below. Additional supplemental quarterly financial information is available on the company’s Web site at www.windstream.com/investors.

Debt and Share Repurchases

Windstream repurchased both debt and equity in the open markets during the quarter. The company repurchased approximately $49 million of face value of its 2020 notes for approximately $45 million. The company also repurchased 9.1 million shares of common stock for approximately $19 million, which represented 4.8 percent of shares outstanding as of June 30.

Financial Outlook for 2017

Windstream reaffirmed its previously provided full-year financial guidance. The company expects service revenue trends similar to 2016 trends and adjusted OIBDAR between $2.02 billion and $2.04 billion. The company expects adjusted capital expenditures between $790 million and $840 million.

About Windstream

Windstream Holdings, Inc. (NASDAQ: WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale customers across the U.S. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. The company also provides data, cloud solutions, unified communications and managed services to small business and enterprise clients. The company supplies core transport solutions on a local and long-haul fiber network spanning approximately 150,000 miles. Additional information is available at windstream.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream.

Adjusted OIBDA is operating income before depreciation and amortization, excluding merger, integration and certain other costs, restructuring charges, pension costs and share-based compensation.

Adjusted OIBDAR is Adjusted OIBDA before the annual cash rent payment due under the master lease agreement with Uniti Group, Inc., formerly Communications Sales & Leasing (CS&L).

Adjusted free cash flow is defined as Adjusted OIBDA, less adjusted capital expenditures, cash taxes and cash interest on long-term debt.

Cautionary Statement Regarding Forward Looking Statements

Windstream Holdings, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements.

Forward-looking statements include, but are not limited to, 2017 guidance for service revenue, adjusted OIBDAR and adjusted capital expenditures, along with statements regarding adjusted free cash flow, cash interest, cash taxes and adjusted OIBDAR growth; directional outlook for our business units in 2017; our revised capital allocation strategy, including our share repurchase program and efforts to reduce debt; the benefits of the mergers with EarthLink Holdings Corp. and Broadview Network Holdings, Inc. including projected synergies in operating and capital expenditures and the timing of the synergies, reduction in net leverage, and improvement in our ability to compete; expectations regarding our updated business unit structure, expectations regarding revenue trends, sales opportunities, market share growth and improving margins in the business units; expanding our capabilities to utilize next generation technology in our products and services, cost reduction and expense management activities and the timing and benefit of such activities; the availability of higher internet speeds; our ability to accelerate the improvement of our debt profile and reduce interest costs; and any other statements regarding plans, objectives, expectations and intentions and other statements that are not historical facts. These statements, along with other forward-looking statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events, performance or results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties that the cost savings and expected synergies from the mergers with EarthLink Holdings Corp. and Broadview Networks Holdings, Inc. may not be fully realized or may take longer to realize than expected; that the businesses will not be integrated successfully; that disruption from the mergers may make it more difficult to maintain relationships with customers, employees or suppliers; that the attention of management and key personnel may be diverted by integration matters related to the mergers; that the litigation involving an activist bondholder may be resolved unfavorably; that the expected benefits of our cost reduction activities are not realized or adversely affect our sales and operational activities or are otherwise disruptive to our business and personnel; our current capital allocation practices may be changed at any time at the discretion of our Board of Directors; our new business units and anticipated benefits of the revised structure; further adverse changes in economic conditions in markets served by the combined company; the impact of new, emerging, or competing technologies and our ability to utilize these technologies to provide services to our customers; general worldwide economic conditions and related uncertainties; and the effect of any changes in governmental regulations or statutes. For other risk factors that could cause actual results and events to differ materially from those expressed, please refer to our filings with the Securities and Exchange Commission.  Windstream does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others:

•	the cost savings and expected synergies from the mergers with EarthLink and Broadview may not be fully realized or may take longer to realize than expected;

•
the integration of Windstream and EarthLink and Broadview may not be successful, may cause disruption in relationships with customers, vendors and suppliers and may divert attention of management and key personnel;

•	our capital allocation practices, including our previously announced stock repurchase program and debt reduction initiatives, may be changed at any time at the discretion of the board of directors;

•
the benefits of our capital allocation strategy and cost reduction activities may not be fully realized or may take longer to realize than expected, or the implementation of these initiatives may adversely affect our sales and operational activities or otherwise disrupt our business and personnel;

•
the alleged ability of one or more purported noteholders to establish that transactions related to the spin-off of certain assets in 2015 into a publicly traded real estate investment trust allegedly violated certain covenants in existing indentures governing certain outstanding senior notes;

•
the impact of the Federal Communications Commission’s comprehensive business data services reforms that may result in greater capital investments and customer and revenue churn because of possible price increases by our ILEC suppliers for certain services we use to serve customer locations where we do not have facilities;

•	further adverse changes in economic conditions in the markets served by us;

•	the extent, timing and overall effects of competition in the communications business;

•
our election to accept state-wide offers under the FCC’s Connect America Fund, Phase II, and the impact of such election on our future receipt of federal universal service funds and capital expenditures, and any return of support received pursuant to the program;

•
the potential for incumbent carriers to impose monetary penalties for failure to meet specific volume and term commitments under their special access pricing and tariff plans, which Windstream uses to lease last-mile connections to serve its retail business data service customers, without FCC action;

•	the impact of new, emerging or competing technologies and our ability to utilize these technologies to provide services to our customers;

•
for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which our services depend;

•
unfavorable rulings by state public service commissions in current and further proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•
our ability to make rent payments under the master lease to Uniti, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position;

•	unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the impact of recent adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations and the potential for additional adverse claims in the future;

•	earnings on pension plan investments significantly below our expected long-term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

•	unfavorable results of litigation or intellectual property infringement claims asserted against us;

•
the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end-user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts;

•	the effects of federal and state legislation, and rules and regulations, and changes thereto, governing the communications industry;

•	continued loss of consumer households served and consumer high-speed internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and

•
those additional factors under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:	Investor Contact:
David Avery, 501-748-5876	Chris King, 704-319-1025
david.avery@windstream.com	christopher.c.king@windstream.com

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30,	September 30,	Increase (Decrease)		September 30,	September 30,	Increase (Decrease)
	2017	2016	Amount	%	2017	2016	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,472.4	$1,318.9	$153.5	12	$4,282.4	$3,990.8	$291.6	7
Product sales	25.3	26.0	(0.7)	(3)	72.6	87.1	(14.5)	(17)
Total revenues and sales	1,497.7	1,344.9	152.8	11	4,355.0	4,077.9	277.1	7
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	779.0	677.5	101.5	15	2,208.9	2,013.5	195.4	10
Cost of products sold	22.3	21.5	0.8	4	72.8	74.6	(1.8)	(2)
Selling, general and administrative	231.5	190.1	41.4	22	670.1	590.8	79.3	13
Depreciation and amortization	365.4	321.0	44.4	14	1,066.3	934.0	132.3	14
Merger, integration and other costs	33.7	2.9	30.8	*	107.4	10.5	96.9	*
Restructuring charges	22.8	2.5	20.3	*	33.7	12.8	20.9	163
Total costs and expenses	1,454.7	1,215.5	239.2	20	4,159.2	3,636.2	523.0	14
Operating income	43.0	129.4	(86.4)	(67)	195.8	441.7	(245.9)	(56)
Dividend income on Uniti common stock	—	—	—	*	—	17.6	(17.6)	(100)
Other (expense) income, net	(0.1)	0.6	(0.7)	(117)	0.5	(2.5)	3.0	120
Net (loss) gain on disposal of investment in Uniti common stock	—	(2.1)	2.1	100	—	15.2	(15.2)	(100)
Net gain (loss) on early extinguishment of debt	5.2	(20.1)	25.3	126	2.0	(18.0)	20.0	111
Other-than-temporary impairment loss on investment in Uniti common stock	—	—	—	*	—	(181.9)	181.9	100
Interest expense (A)	(216.4)	(216.4)	—	—	(642.6)	(653.5)	(10.9)	(2)
Loss before income taxes	(168.3)	(108.6)	59.7	55	(444.3)	(381.4)	62.9	16
Income tax benefit	(66.8)	(42.4)	24.4	58	(163.4)	(84.8)	78.6	93
Net loss	$(101.5)	$(66.2)	$35.3	53	$(280.9)	$(296.6)	$(15.7)	(5)

Weighted average common shares	184.0	92.8	91.2	98	165.9	93.6	72.3	77
Common shares outstanding	182.9	96.1	86.8	90

Basic and diluted loss per share:
Net loss	($.55)	($.72)	$.17	24	($1.70)	($3.19)	($1.49)	(47)

ADJUSTED RESULTS OF OPERATIONS (B):
Adjusted service revenues	$1,472.4	$1,560.3	$(87.9)	(6)	$4,431.7	$4,736.9	$(305.2)	(6)
Adjusted revenues and sales	$1,497.7	$1,586.4	$(88.7)	(6)	$4,504.5	$4,824.4	$(319.9)	(7)
Adjusted OIBDAR (C)	$490.1	$515.1	$(25.0)	(5)	$1,488.8	$1,599.7	$(110.9)	(7)
Adjusted OIBDA (D)	$326.8	$351.8	$(25.0)	(7)	$998.7	$1,109.5	$(110.8)	(10)
Adjusted capital expenditures (E)	$205.2	$213.6	$(8.4)	(4)	$667.4	$688.5	$(21.1)	(3)

* Not meaningful
(A)
Includes interest expense associated with the master lease agreement with Uniti of $120.7 million and $365.2 million for the three and nine month periods ended September 30, 2017, respectively, as compared to $124.8 and $377.1 million for the three and nine month periods ended September 30, 2016.

(B)
Adjusted results of operations are based upon the combined historical financial information of Windstream and EarthLink for all periods presented. See Notes to Reconciliation of Non-GAAP Financial Measures.

(C)	Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with Uniti.
(D)
Adjusted OIBDA is operating income before depreciation and amortization, excluding merger, integration and certain other costs, restructuring charges, pension costs and share-based compensation expense.

(E)
Adjusted capital expenditures includes applicable amounts for EarthLink for periods prior to the merger date of February 27, 2017 and excludes post-merger integration capital expenditures and amounts related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed in December 2015.

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS UNDER GAAP
(In millions)	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30,	September 30,	Increase (Decrease)		September 30,	September 30,	Increase (Decrease)
	2017	2016	Amount	%	2017	2016	Amount	%
ILEC Consumer and Small Business
Revenues and sales:
Service revenues	$303.0	$311.6	$(8.6)	(3)	$922.4	$934.1	$(11.7)	(1)
Product sales	0.2	0.3	(0.1)	(33)	0.5	0.9	(0.4)	(44)
Total consumer	303.2	311.9	(8.7)	(3)	922.9	935.0	(12.1)	(1)
Small business - ILEC	77.9	83.7	(5.8)	(7)	236.4	253.0	(16.6)	(7)
Total revenue and sales	381.1	395.6	(14.5)	(4)	1,159.3	1,188.0	(28.7)	(2)
Costs and expenses	180.2	190.4	(10.2)	(5)	530.0	538.4	(8.4)	(2)
Segment income	200.9	205.2	(4.3)	(2)	629.3	649.6	(20.3)	(3)

Wholesale
Service revenues	172.5	155.2	17.3	11	505.9	478.3	27.6	6
Costs and expenses	59.0	42.0	17.0	40	166.4	129.4	37.0	29
Segment income	113.5	113.2	0.3	—	339.5	348.9	(9.4)	(3)

Enterprise
Revenues and sales:
Service revenues	554.4	495.0	59.4	12	1,634.3	1,477.7	156.6	11
Product sales	12.6	13.2	(0.6)	(5)	33.1	45.8	(12.7)	(28)
Total revenue and sales	567.0	508.2	58.8	12	1,667.4	1,523.5	143.9	9
Costs and expenses	461.0	417.8	43.2	10	1,368.1	1,266.5	101.6	8
Segment income	106.0	90.4	15.6	17	299.3	257.0	42.3	16

CLEC Consumer and Small Business
Revenues and sales:
Service revenues	225.2	118.7	106.5	90	551.2	372.7	178.5	48
Product sales	4.3	3.0	1.3	43	11.7	10.1	1.6	16
Total revenue and sales	229.5	121.7	107.8	89	562.9	382.8	180.1	47
Costs and expenses	152.0	84.4	67.6	80	363.2	262.8	100.4	38
Segment income	77.5	37.3	40.2	108	199.7	120.0	79.7	66

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS UNDER GAAP
(In millions)	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30,	September 30,	Increase (Decrease)		September 30,	September 30,	Increase (Decrease)
	2017	2016	Amount	%	2017	2016	Amount	%
Total segment revenues and sales:
Service revenues	1,333.0	1,164.2	168.8	14	3,850.2	3,515.8	334.4	10
Product sales	17.1	16.5	0.6	4	45.3	56.8	(11.5)	(20)
Total segment revenues and sales	1,350.1	1,180.7	169.4	14	3,895.5	3,572.6	322.9	9
Total segment costs and expenses	852.2	734.6	117.6	16	2,427.7	2,197.1	230.6	10
Total segment income	497.9	446.1	51.8	12	1,467.8	1,375.5	92.3	7
Regulatory and other operating revenues and sales (A)	147.6	164.2	(16.6)	(10)	459.5	505.3	(45.8)	(9)
Other unassigned operating expenses (B)	(237.1)	(159.9)	(77.2)	48	(665.2)	(505.1)	(160.1)	32
Depreciation and amortization	(365.4)	(321.0)	(44.4)	14	(1,066.3)	(934.0)	(132.3)	14
Operating income	$43.0	$129.4	$(86.4)	(67)	$195.8	$441.7	$(245.9)	(56)

Note:	Results for 2016 exclude the acquired EarthLink operations.

(A)
These revenues are not allocated to the business segments and include revenue from federal and state universal service funds, CAF Phase II support, funds received from federal access recovery mechanisms, revenues from providing switched access services, and certain surcharges assessed to our customers, including billings for our required contributions to federal and state USF programs. These revenues also include product sales to contractors.

(B)
These expenses are not allocated to the business segments. Unallocated expenses include merger, integration and other costs, restructuring charges, stock-based compensation, pension costs, certain regulatory fees, cost of products sold to contractors, interconnection costs in consumer markets where we lease the connection to the customer premise and shared services, such as accounting and finance, information technology, network management, legal, human resources, and investor relations. These expenses are centrally managed and are not monitored by management at a segment level.

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30,	December 31,
	2017	2016
Assets
Current Assets:
Cash and cash equivalents	$56.5	$59.1
Accounts receivable, net	688.8	618.6
Inventories	97.4	77.5
Prepaid expenses and other	166.1	111.7
Total current assets	1,008.8	866.9

Goodwill	4,678.1	4,213.6
Other intangibles, net	1,530.1	1,320.5
Net property, plant and equipment	5,523.5	5,283.5
Deferred income taxes	98.9	—
Other assets	89.2	85.5
Total Assets	$12,928.6	$11,770.0

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$19.3	$14.9
Current portion of long-term lease obligations	183.2	168.7
Accounts payable	387.3	390.2
Advance payments and customer deposits	214.2	178.1
Accrued taxes	91.8	78.0
Accrued interest	94.1	58.1
Other current liabilities	321.4	366.6
Total current liabilities	1,311.3	1,254.6

Long-term debt	5,857.4	4,848.7
Long-term lease obligations	4,692.6	4,831.9
Deferred income taxes	—	151.5
Other liabilities	546.1	513.3
Total liabilities	12,407.4	11,600.0

Shareholders' Equity:
Common stock	—	—
Additional paid-in capital	1,186.4	559.7
Accumulated other comprehensive income	11.3	5.9
Accumulated deficit	(676.5)	(395.6)
Total shareholders' equity	521.2	170.0
Total Liabilities and Shareholders' Equity	$12,928.6	$11,770.0

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Cash Flows from Operating Activities:
Net loss	$(101.5)	$(66.2)	$(280.9)	$(296.6)
Adjustments to reconcile net loss to net cash provided from operations:
Depreciation and amortization	365.4	321.0	1,066.3	934.0
Provision for doubtful accounts	13.8	12.6	33.5	33.1
Share-based compensation expense	12.8	9.2	45.2	31.8
Deferred income taxes	(48.0)	(39.7)	(145.3)	(80.0)
Net loss (gain) on disposal of investment in Uniti common stock	—	2.1	—	(15.2)
Noncash portion of net (gain) loss on early extinguishment of debt	(5.1)	(6.8)	(20.2)	(51.9)
Other-than-temporary impairment loss on investment in Uniti common stock	—	—	—	181.9
Plan curtailment	—	—	—	(5.5)
Other, net	7.6	7.3	15.5	4.2
Changes in operating assets and liabilities, net:
Accounts receivable	(24.6)	(33.7)	(8.9)	(35.9)
Prepaid expenses and other	(6.4)	1.2	(25.9)	8.2
Accounts payable	25.1	(10.4)	(31.2)	(91.3)
Accrued interest	31.8	26.8	25.0	14.8
Accrued taxes	1.6	1.4	3.6	(6.4)
Other current liabilities	6.9	(5.8)	(13.2)	18.3
Other liabilities	(0.3)	0.8	1.2	(10.9)
Other, net	(7.4)	(22.2)	(39.3)	(10.5)
Net cash provided from operating activities	271.7	197.6	625.4	622.1
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(216.4)	(243.1)	(724.2)	(753.4)
Proceeds from the sale of property	—	0.1	—	6.3
Acquisition of Broadview, net of cash acquired	(63.3)	—	(63.3)	—
Cash acquired from EarthLink	—	—	5.0	—
Other, net	2.4	(2.2)	(9.4)	(6.5)
Net cash used in investing activities	(277.3)	(245.2)	(791.9)	(753.6)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(28.8)	(14.6)	(64.4)	(44.1)
Proceeds from issuance of stock	—	—	9.6	—
Repayments of debt and swaps	(428.4)	(1,288.1)	(1,689.4)	(2,919.6)
Proceeds from debt issuance	564.0	1,415.0	2,099.6	3,340.0
Debt issuance costs	—	(0.6)	(7.3)	(12.3)
Stock repurchases	(19.0)	—	(19.0)	(28.9)
Payments under long-term lease obligations	(42.7)	(38.7)	(124.9)	(113.2)
Payments under capital lease obligations	(7.2)	(5.9)	(29.2)	(53.1)
Other, net	(0.5)	0.3	(11.1)	(7.2)
Net cash provided from financing activities	37.4	67.4	163.9	161.6
Increase (decrease) in cash and cash equivalents	31.8	19.8	(2.6)	30.1
Cash and Cash Equivalents:
Beginning of period	24.7	41.6	59.1	31.3
End of period	$56.5	$61.4	$56.5	$61.4

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL ADJUSTED OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30,	September 30,	Increase (Decrease)		September 30,	September 30,	Increase (Decrease)
	2017	2016	Amount	%	2017	2016	Amount	%
ILEC Consumer operating metrics
Households served	1,288.2	1,378.5	(90.3)	(7)
High-speed Internet customers	1,017.4	1,063.0	(45.6)	(4)
Digital television customers	289.6	329.3	(39.7)	(12)

Net household losses	19.6	25.3	(5.7)	(23)	66.4	67.3	(0.9)	(1)
Net high-speed Internet customer losses	8.4	12.8	(4.4)	(34)	33.7	32.1	1.6	5

ILEC Small Business customers	127.4	138.5	(11.1)	(8)

Enterprise customers	33.9	26.2	7.7	29

CLEC Consumer customers	646.5	665.5	(19.0)	*

CLEC Small Business customers	105.0	76.7	28.3	37

Note:	Customer metrics include acquired EarthLink customers for all periods presented. Broadview customers are included as of the acquisition date of July 28, 2017.

Enterprise customers consist of those relationships that have the propensity now or in the future to generate at least $1,500 or more in monthly recurring revenue. Business customers not meeting this criterion are classified as small business.  Our small business customer base is further disaggregated between those customers located in service areas in which we are the incumbent local exchange carrier (“ILEC”) and provide services over network facilities operated by us and those customers located in service areas in which we are a competitive local exchange carrier (“CLEC”) and provide services over network facilities primarily leased from other carriers.

In classifying our business customers, we consider the maximum potential revenue to be generated from the customer relationship for both our existing customer base and any new customers in determining which business unit can best support the customer. Accordingly, over time, we may prospectively change the classification of a particular business customer between enterprise and small business.

WINDSTREAM HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES - ADJUSTED CAPITAL EXPENDITURES AND ADJUSTED FREE CASH FLOW
(In millions)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Adjusted Capital Expenditures:
Capital expenditures under GAAP	$216.4	$243.1	$724.2	$753.4
EarthLink capital expenditures pre-merger	—	20.4	15.2	55.6
Project Excel capital expenditures	—	(49.9)	(49.9)	(120.5)
Integration capital expenditures	(11.2)	—	(22.1)	—
Adjusted capital expenditures (A)	$205.2	$213.6	$667.4	$688.5

			THREE MONTHS ENDED	NINE MONTHS ENDED
			September 30,	September 30,
			2017	2017
Adjusted Free Cash Flow:
Operating income under GAAP			$43.0	$195.8
Depreciation and amortization			365.4	1,066.3
OIBDA			408.4	1,262.1
Adjustments:
EarthLink operating income (B)			—	30.8
Merger, integration and other costs (C)			46.5	129.7
Pension income			—	(2.5)
Restructuring charges			22.8	33.7
Share-based compensation expense (D)			12.4	35.0
Master lease rent payment			(163.3)	(490.1)
Adjusted OIBDA			326.8	998.7
Adjusted capital expenditures			(205.2)	(667.4)
Cash paid for interest on long-term debt obligations			(59.2)	(233.7)
Cash paid for income taxes			(0.2)	(1.8)
Adjusted free cash flow			$62.2	$95.8

(A)
Adjusted capital expenditures includes applicable amounts for EarthLink for periods prior to the merger date of February 27, 2017 and excludes post-merger integration capital expenditures and amounts related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed in December 2015.

(B)
Represents EarthLink operating results for the pre-merger period January 1, 2017 to February 26, 2017. This amount excludes EarthLink's historical depreciation and amortization, restructuring, merger and integration costs and share-based compensation.

(C)
Included in other costs for the three month period ended September 30, 2017 are incremental expenses of $2.9 million related to Hurricanes Harvey and Irma and $8.3 million of costs incurred in connection with a carrier access settlement. Other costs also include a reserve for a potential penalty attributable to not meeting certain spend commitments under a circuit discount plan of approximately $7.7 million during the nine month period ended September 30, 2017.

(D)	Excludes share-based compensation expense included in merger, integration and other costs of $0.4 million during the three and nine month periods ended September 30, 2017, respectively.

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)

		THREE MONTHS ENDED			NINE MONTHS ENDED
		September 30,	September 30,		September 30,	September 30,
		2017	2016		2017	2016
Reconciliation of Revenues and Sales under GAAP to Adjusted Revenues and Sales:
Service revenues under GAAP		$1,472.4	$1,318.9		$4,282.4	$3,990.8
Adjustments:
EarthLink service revenues	(A)	—	241.4	(A)	149.3	746.1
Adjusted service revenues		1,472.4	1,560.3		4,431.7	4,736.9
Product sales under GAAP		25.3	26.0		72.6	87.1
Adjustments:
EarthLink product sales	(A)	—	0.1	(A)	0.2	0.4
Adjusted product sales		25.3	26.1		72.8	87.5
Adjusted revenues and sales		$1,497.7	$1,586.4		$4,504.5	$4,824.4

Reconciliation of Net Loss under GAAP to Adjusted OIBDA:
Net loss		$(101.5)	$(66.2)		$(280.9)	$(296.6)
Adjustments:
Dividend income on Uniti common stock	(B)	—	—	(B)	—	(17.6)
Other expense (income), net	(B)	0.1	(0.6)	(B)	(0.5)	2.5
Net gain on disposal of investment in Uniti common stock		—	2.1		—	(15.2)
Net (gain) loss on early extinguishment of debt	(B)	(5.2)	20.1	(B)	(2.0)	18.0
Other-than-temporary impairment loss on investment in Uniti common stock	(B)	—	—	(B)	—	181.9
Interest expense	(B)	216.4	216.4	(B)	642.6	653.5
Income tax benefit	(B)	(66.8)	(42.4)	(B)	(163.4)	(84.8)
Operating income under GAAP	(B)	43.0	129.4	(B)	195.8	441.7
Depreciation and amortization	(B)	365.4	321.0	(B)	1,066.3	934.0
Adjustments:
EarthLink operating income	(C)	—	50.4	(C)	30.8	167.5
Merger, integration and other costs	(E)	46.5	2.9	(E)	129.7	10.5
Pension (income) expense	(B)	—	(0.3)	(B)	(2.5)	1.4
Restructuring charges	(B)	22.8	2.5	(B)	33.7	12.8
Share-based compensation expense	(F)	12.4	9.2	(F)	35.0	31.8
Adjusted OIBDAR		490.1	515.1		1,488.8	1,599.7
Master lease rent payment	(D)	(163.3)	(163.3)	(D)	(490.1)	(490.2)
Adjusted OIBDA		$326.8	$351.8		$998.7	$1,109.5

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)		THREE MONTHS ENDED			NINE MONTHS ENDED
		September 30,	September 30,		September 30,	September 30,
Reconciliation of Net Cash Provided from Operating Activities to Adjusted OIBDA:		2017	2016		2017	2016
Net Cash Provided From Operating Activities		$271.7	$197.6		$625.4	$622.1
Adjustments:
Master lease rent payment	(D)	(163.3)	(163.3)	(D)	(490.1)	(490.2)
Cash dividends received on Uniti common stock	(B)	—	—	(B)	—	(35.2)
EarthLink operating income	(C)	—	50.4	(C)	30.8	167.5
Merger, integration and other costs	(E)	46.5	2.9	(E)	129.7	10.5
Restructuring charges	(B)	22.8	2.5	(B)	33.7	12.8
Other expense (income), net	(B)	0.1	(0.6)	(B)	(0.5)	2.5
Net (gain) loss on early extinguishment of debt	(B)	(5.2)	20.1	(B)	(2.0)	18.0
Interest expense	(B)	216.4	216.4	(B)	642.6	653.5
Income tax benefit, net of deferred income taxes		(18.8)	(2.7)		(18.1)	(4.8)
Provision for doubtful accounts	(G)	(13.8)	(12.6)	(G)	(33.5)	(33.1)
Noncash portion of net (gain) loss on early extinguishment of debt	(G)	5.1	6.8	(G)	20.2	51.9
Amortization of unrealized losses on de-designated interest rate swaps	(G)	(1.4)	(0.9)	(G)	(4.2)	(3.1)
Plan curtailment	(G)	—	—	(G)	—	5.5
Other noncash adjustments, net	(I)	(6.6)	(6.7)	(I)	(23.9)	17.9
Changes in operating assets and liabilities, net	(G)	(26.8)	41.9	(G)	88.6	113.7
Adjusted OIBDA		$326.7	$351.8		$998.7	$1,109.5

Reconciliation of Net Cash Provided from Operating Activities to Adjusted Free Cash Flow:
Net Cash Provided From Operating Activities		$271.7			$625.4
Adjustments:
Cash paid for interest on long-term debt obligations		(59.2)			(233.7)
Cash paid for income taxes		(0.2)			(1.8)
Capital expenditures		(216.4)			(724.2)
Project Excel capital expenditures	(H)	—		(H)	49.9
Post-merger integration capital expenditures		11.2			22.1
EarthLink capital expenditures pre-merger		—			(15.2)
EarthLink operating income	(C)	—		(C)	30.8
Master lease rent payment	(D)	(163.3)		(D)	(490.1)
Merger, integration and other costs	(E)	46.5		(E)	129.7
Restructuring charges	(B)	22.8		(B)	33.7
Other expense (income), net	(B)	0.1		(B)	(0.5)
Net loss on early extinguishment of debt	(B)	(5.2)		(B)	(2.0)
Interest expense	(B)	216.4		(B)	642.6
Income tax benefit, net of deferred income taxes		(18.8)			(18.1)
Provision for doubtful accounts	(G)	(13.8)		(G)	(33.5)
Noncash portion of net (gain) loss on early extinguishment of debt	(G)	5.1		(G)	20.2
Amortization of unrealized losses on de-designated interest rate swaps	(G)	(1.3)		(G)	(4.2)
Other noncash adjustments, net	(I)	(6.6)		(I)	(23.9)
Changes in operating assets and liabilities, net	(G)	(26.8)		(G)	88.6
Adjusted Free Cash Flow		$62.2			$95.8

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
NOTES TO RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Windstream Holdings, Inc. ("Windstream", "we", "us", "our") has presented in this package unaudited adjusted results, which includes the results of operations of EarthLink Holdings Corp. ("EarthLink") as if the merger with EarthLink had been completed as of January 1, 2016. The adjusted results are based upon the combined historical financial information of Windstream and EarthLink for all periods presented. Operating results of Broadview Networks Holdings, Inc. ("Broadview") are included beginning on July 28, 2017, the date of acquisition.The adjusted results exclude pension costs, restructuring charges, share-based compensation expense, and merger, integration and certain other costs. We have made certain reclassifications to the historical financial information of EarthLink to conform to our presentation. We have presented certain measures of our operating performance, on an adjusted basis, that reflects the impact of the annual cash rent payment due under the master lease agreement with Uniti Group, Inc. ("Uniti"), formerly Communications Sales & Leasing, Inc.

Our purpose for these adjustments is to improve the comparability of results of operations for all periods presented in order to focus on the true earnings capacity of our core business operations and our ability to generate cash flow. We use adjusted results, including adjusted OIBDA, adjusted OIBDAR, adjusted free cash flow and adjusted capital expenditures as key measures of the operational performance of our business. Our management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

(A)	Represents EarthLink revenues and sales prior to the merger date of February 27, 2017.
(B)	Represents applicable amount as reported under GAAP - See Unaudited Consolidated Statements of Operations.
(C)
Represents EarthLink operating results for periods prior to the merger date of February 27, 2017. These amounts exclude EarthLink's historical depreciation and amortization, restructuring, merger and integration costs and share-based compensation.

(D)	Represents the impact of the annual cash rent payment due under the master lease agreement with Uniti.
(E)
In addition to amounts reported in the Unaudited Consolidated Statement of Operations, other costs for the three and nine month periods ended September 30, 2017, primarily include incremental expenses of $2.9 million related to Hurricanes Harvey and Irma and $8.3 million of costs incurred in connection with a carrier access settlement. Other costs also include a reserve for a potential penalty attributable to not meeting certain spend commitments under a circuit discount plan of approximately $7.7 million during the nine month period ended September 30, 2017.

(F)	The three and nine month periods ended September 30, 2017 excludes $0.4 million and $10.2 million, respectively, of share-based compensation expense included in merger, integration and other costs.
(G)	Represents applicable amount reported under GAAP - See Unaudited Consolidated Statements of Cash Flows.
(H)	Represents capital expenditures related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed in December 2015.
(I)
Consists of non-cash amortization of debt issuance costs, debt discounts and premiums, accretion expense related to asset retirement obligations, ineffectiveness on interest rate swaps, gains on the sale of property, and other non-cash miscellaneous income and expenses.